As filed with the Securities and Exchange Commission on March 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

VAXCYTE, INC.

(Exact name of registrant as specified in its charter)

_____________________________________

Delaware	46-4233385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

353 Hatch Drive

Foster City, California 94404

(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full titles of the plans)

_____________________________________

Grant E. Pickering

Chief Executive Officer

Vaxcyte, Inc.

353 Hatch Drive

Foster City, California 94404

(650) 837-0111

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim Mark Weeks J. Carlton Fleming Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2020 Equity Incentive Plan	2,553,579(3)	$22.95	$58,604,638.05	$6,393.77
– 2020 Employee Stock Purchase Plan	510,715(4)	$22.95	$11,720,909.25	$1,278.76
Total	3,064,294		$70,325,547.30	$7,672.53

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Vaxcyte, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share for shares available for future grant is the average of the high and low prices for the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on March 23, 2021.

(3)

Represents an automatic annual increase to the shares of Common Stock reserved for issuance equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, which annual increase is provided by the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”).

(4)

Represents an automatic annual increase to the shares of Common Stock reserved for issuance equal to 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, which annual increase is provided by the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering (a) 2,553,579 shares of its Common Stock issuable to eligible persons under the 2020 Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on June 12, 2020 (File No. 333-239135), and (b) 510,715  shares of its Common Stock issuable under the 2020 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on June 12, 2020 (File No. 333-239135) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Stock issuable under the 2020 EIP and ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.Exhibits.

Exhibit Number	Exhibit Description

4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

4.2(2)	Amended and Restated Bylaws, as currently in effect.

4.3(3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1(4)	2020 Equity Incentive Plan and forms of agreements thereunder

99.2(5)	2020 Employee Stock Purchase Plan

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(1)Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39323), filed with the Securities and Exchange Commission on June 16, 2020, and incorporated herein by reference.

(2)Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39323), filed with the Securities and Exchange Commission on June 16, 2020, and incorporated herein by reference.

(3)Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

(4)Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

(5)Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238630), filed with the Securities and Exchange Commission on June 8, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 29th day of March, 2021.

VAXCYTE, INC.

Date: March 29, 2021By: /s/ Grant E. Pickering

Grant E. Pickering
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Grant E. Pickering, Andrew Guggenhime and Jane Wright-Mitchell, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant E. Pickering Grant E. Pickering	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2021

/s/ Andrew Guggenhime Andrew Guggenhime	President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2021

/s/ Kurt von Emster Kurt von Emster	Director	March 29, 2021

/s/ Halley Gilbert Halley Gilbert	Director	March 29, 2021

/s/ Patrick Heron Patrick Heron	Director	March 29, 2021

/s/ Peter Hirth Peter Hirth, Ph.D.	Director	March 29, 2021

/s/ Rob Hopfner Rob Hopfner, Ph.D.	Director	March 29, 2021

/s/ Heath Lukatch Heath Lukatch, Ph.D.	Director	March 29, 2021

/s/ William J. Newell William J. Newell	Director	March 29, 2021

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